UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                   EXCELSIOR PRIVATE EQUITY FUND III, LLC
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           (Exact name of registrant as specified in its charter)

               Delaware                            Applied For
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      (State of incorporation                     (I.R.S. Employer
           or organization)                     Identification No.)

    114 WEST 47TH STREET, NEW YORK, NEW YORK      10036-1532
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   (Address of principal executive offices)         (Zip Code)


 Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class        Name of each exchange on which
        to be so registered        each class is to be registered

    __________________________     ______________________________
    __________________________     ______________________________
    __________________________     ______________________________


 If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

 If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

 Securities Act registration statement file number to which this form relates: __________.

 Securities to be registered pursuant to Section 12(g) of the Act:


              UNITS OF MEMBERSHIP INTEREST WITHOUT PAR VALUE
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                              (Title of class)


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                              (Title of class)



 ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      A complete description of the Units of Membership Interest without par value, which are to be registered hereunder is contained under the captions "The Company," "The Offering," and "Description of Units" in the Prospectus forming part of the Registration Statement on Form N-2 (the "Registration Statement") of Excelsior Private Equity Fund III, LLC (the "Company"), filed with the Securities and Exchange Commission under the Securities Act of l933, as amended, on February 23rd, 2000 and in the Operating Agreement to be filed as an exhibit thereto.
      Such description is hereby incorporated by reference.

 ITEM 2.   EXHIBITS.

 Exhibit
 Number    Description
 -------   -----------
  2.1 Certificate of Formation of Limited Liability Company dated February 18, 2000.*

  2.2      Operating Agreement.*

  2.3 Form of Subscription Agreement for investment in units of the Company.*



 * Incorporated by reference to the registrant's Registration Statement on Form N-2 filed on February 23, 2000.




                                 SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                        EXCELSIOR PRIVATE EQUITY FUND III, LLC
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                                      (Registrant)



 Date  February 23, 2000


 By:   /s/ David I. Fann
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       Name:  David I. Fann
       Title: Manager, President and
              Co-Chief Executive Officer